UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 18, 2015

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 18, 2015, PacWest Bancorp (the “Company”) held its annual meeting of stockholders (the “Meeting”). There were 101,914,812 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Meeting and 96,563,720 shares were represented in person or by proxy at the Meeting, which constituted a quorum to conduct business at the Meeting. At the Meeting, the thirteen nominees for director were elected to the Company’s Board of Directors and the Company’s stockholders approved proposals 2, 3, 4 and 5 as detailed in the Company’s 2015 Proxy Statement with the affirmative vote of the holders of a majority of the shares of common stock present at the Meeting in person or by proxy and entitled to vote.

Proposal 1

The election of the Company’s directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, was as follows:

			Broker
	For	Withhold	Non-Vote
Craig A. Carlson	88,057,198	1,374,378	7,132,144
John M. Eggemeyer	86,699,794	2,731,782	7,132,144
Barry C. Fitzpatrick	66,546,851	22,884,725	7,132,144
Andrew B. Fremder	88,737,078	694,498	7,132,144
C. William Hosler	66,101,328	23,330,248	7,132,144
Susan E. Lester	87,751,383	1,680,193	7,132,144
Douglas H. (Tad) Lowrey	87,105,137	2,326,439	7,132,144
Timothy B. Matz	66,072,503	23,359,073	7,132,144
Roger H. Molvar	66,100,370	23,331,206	7,132,144
James J. Pieczynski	87,142,106	2,289,470	7,132,144
Daniel B. Platt	82,420,290	7,011,286	7,132,144
Robert A. Stine	65,996,572	23,435,004	7,132,144
Matthew P. Wagner	87,119,533	2,312,043	7,132,144

Proposal 2

Approval of the PacWest Bancorp 2015 Executive Incentive Plan:

			Broker
For	Against	Abstain	Non-Vote

87,873,838	1,380,490	177,248	7,132,144

Proposal 3

Ratification of the Tax Asset Protection Plan:

			Broker
For	Against	Abstain	Non-Vote

77,428,607	11,842,118	160,851	7,132,144

Proposal 4

Advisory (non-binding) vote on executive compensation:

			Broker
For	Against	Abstain	Non-Vote

53,381,730	35,660,714	389,132	7,132,144

Proposal 5

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015:

For	Against	Abstain

93,349,134	3,054,546	160,040

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 19, 2015	By:	/s/ Lynn M. Hopkins
		Name:	Lynn M. Hopkins
		Title:	Executive Vice President